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                                  EXHIBIT 10.1
                                  ------------

                                   AGREEMENT
                                   ---------

     This Agreement, entered into as of October 15, 1999 ("Effective Date"), by and between OXIS International, Inc., a corporation organized under the laws of Delaware ("OXIS"), having offices at 6040 N. Cutter Circle, Suite 317, Portland, OR 97217-3935, and ENZON, Inc. a corporation organized under the laws of Delaware ("ENZON") having offices at 20 Kingsbridge Road, Piscataway, New Jersey 08854-3998.

0.   Background

     OXIS is the owner of certain patents described herein ("OXIS Patents"). The parties entered into a "Non-Exclusive License Agreement" on July 29, 1997 in connection with the OXIS Patents.

     The parties now desire to enter into a new agreement relating to the OXIS Patents, which will eliminate and concurrently substitute for such Non-Exclusive License Agreement.

     Under this new agreement, which follows herein ("Agreement"), the parties desire to transfer complete ownership of the OXIS Patents from OXIS to ENZON, grant OXIS an exclusive license under the OXIS Patents for "High Molecular Weight Products" under the terms defined herein, and grant OXIS a non-exclusive license under the OXIS Patents for super-oxide dismutase.

     Now, therefore, in consideration of the foregoing and the covenants and premises contained herein, the parties agree as follows:

1.   Definitions

     As used herein, capitalized terms will have the meanings set forth below:

     1.1 "Affiliate" means any person or entity directly or indirectly controlling, controlled by or under common control with, either party to this Agreement. For purposes of the preceding definition, "control" means the direct or indirect ownership of over fifty percent (50%) of the profits or earnings of a person or entity, or the ability to control decisions of a person or entity.

     1.2 "Net Sales" means the amounts actually received for sales of High Molecular Weight Products by or on behalf of ENZON and its Affiliates or for otherwise making High Molecular Weight Products available to others without sales, whether invoiced or not, less (i) any returns and allowances actually granted, (ii) packing costs, insurance costs and freight out, (iii) taxes (excluding income taxes) or excise duties imposed on the transaction (if separately invoiced), and (iv) wholesaler quantity and cash discounts in amounts customary in the trade. No deductions shall be made for

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commissions paid to individuals, whether they be with independent sales agencies or regularly employed, or for the cost of collections. On such sales of High Molecular Weight Products, other than in an arm's-length transaction, the value of the Net Sales attributed to such a transaction shall be that which would have been received in an arm's-length transaction, based on sales of like quantity and quality products on or about the time of such transaction.

     1.3 "High Molecular Weight Product" means any product which, in the course of manufacture, use, or sale would, in the absence of this Agreement, infringe one or more Valid Claims of one or more OXIS Patents, and which includes PEG having a molecular weight of at least 30,000, as determined under U.S. Patent 5,568,478.

     1.4 "OXIS Patents" means the U.S. patents listed on Exhibit A hereto, and any reissues, extension, substitutions, confirmations, re-registrations, re-examinations, continuations, divisionals or continuations-in-part patent applications of the foregoing patents, as well as all foreign counterparts or equivalents, including patents and pending applications of the above, and also means any other patents and patent applications covered by the warranty stated in Paragraph 9.2.

     1.5 "Valid Claim" means a claim of an OXIS Patent which has not lapsed or become abandoned or been invalidated by a final judgment of a court of competent jurisdiction from which no further appeal has or can be taken.

2.0  Assignment and Licenses

     2.1 OXIS hereby assigns the entire right, title and interest in the OXIS Patents to ENZON under the assignment attached hereto as Exhibit B.

     2.2 ENZON hereby grants OXIS a royalty-free, non-exclusive, worldwide license under the OXIS Patents for pegylated super oxide dismutase, with the right to sublicense.

     2.3 If by the first anniversary of the Effective Date ENZON has not paid OXIS the sum of $100,000, in addition to any other amounts owed under this Agreement, OXIS shall be automatically granted a royalty-free, exclusive, even as to ENZON, worldwide license under the OXIS Patents for High Molecular Weight Products, with the right to sublicense. ENZON shall also pay OXIS $100,000 on each of the second, third and fourth anniversaries of the Effective Date, to avoid grant of this license, but thereafter shall have no further obligation to pay OXIS any amount under this Paragraph 2.3 nor to grant this license to OXIS.

     2.4 ENZON shall negotiate in good faith with OXIS any request for a license under the OXIS Patents that OXIS presents to ENZON, but ENZON shall have the sole and final discretion to grant the requested license.

3.0  Cash Payments and Royalty for High Molecular Weight Products

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

     3.1 In exchange for, and as total payment for, the Assignment described in Paragraph 2.1, ENZON shall pay OXIS the sum of (1) $600,000 on the signing by both parties of this Agreement, and (2) $225,000 within thirty (30) days after the first approval to market in the U.S. a drug which would, but for this Agreement, infringe a Valid Claim of an OXIS Patent.

     3.2 If and until OXIS is granted the exclusive license defined in Paragraph 2.3, but not thereafter, ENZON shall pay OXIS a royalty of 4% of Net Sales of each High Molecular Weight Product sold by ENZON and its Affiliates during the existence of a Valid Claim covering such High Molecular Weight Product. The payments made by ENZON to OXIS under Paragraph 2.3 shall be creditable by ENZON against any royalties earned hereunder during the calendar year following such payment.

4.0  Payment Terms

     4.1 Accrual; Reporting. Any royalty payments due under this Agreement shall accrue on a calendar quarter basis and ENZON shall pay to OXIS all such royalty payments within sixty (60) days of the end of such calendar quarter. Each payment shall be accompanied by a report summarizing the relevant sales of High Molecular Weight Products and royalty payment due thereon, including a description of any offsets or credits deducted, in sufficient detail to permit confirmation of the accuracy of the payment made. In the event that any payment due hereunder is not made when due, the payment shall accrue interest beginning on the first day following the due date at the rate of 1.5% per month or, if less, the maximum rate permissible under Oregon law.

     4.2 Records. During the term of this Agreement, ENZON shall keep full and accurate books and records for High Molecular Weight Products for which payments are due detailing gross sales, all deductions allowed in arriving at Net Sales and any other information necessary in sufficient detail to allow the calculation of the amounts to be paid hereunder. During the term of this Agreement and for a period of five (5) years thereafter, ENZON shall permit OXIS, by independent certified public accountants selected by OXIS, to examine ENZON's books and records related to High Molecular Weight Products during business hours for sales that occurred no more than five years prior to such examination. If it is determined that there was an underpayment of royalties due to OXIS of five percent (5%) or more, without prejudice to any other rights OXIS may have, ENZON shall promptly reimburse OXIS for the balance of the royalties due and shall also reimburse OXIS for the reasonable cost of such examination.

5.0  Patent Matters

     5.1 Patent Prosecution and Maintenance. ENZON shall be solely responsible for the prosecution and maintenance of the OXIS Patents at ENZON's expense. OXIS shall provide the aid to ENZON described in Exhibit B for such purposes and for the purpose of transfer of ownership of the OXIS Patents to ENZON.

     5.2 Patent Infringement. If OXIS becomes aware of any actual or threatened infringement of any OXIS Patent, OXIS will notify ENZON in writing promptly after learning of such infringement. ENZON shall have the sole right (but not the obligation) to bring and control, at its own expense, any infringement action against any person or entity infringing the OXIS Patents. OXIS will reasonably assist ENZON and cooperate in any litigation at ENZON's request and expense.


6.0  Term and Termination

     6.1 Term. This Agreement will commence on the Effective Date and, unless sooner terminated as provided hereunder, will expire on a country-by-country basis, upon the expiration of the last to expire of the OXIS Patents.

     6.2  Termination.

                 (a) The expiration or any termination of this Agreement shall have no effect on the Assignment granted under Paragraph 2.1, which shall survive such expiration or termination; provided ENZON has not breached its requirements to make the payments called for in Paragraph 3.1.

                 (b) Subject to Paragraph 6.2 (a), this Agreement may be terminated by OXIS upon sixty (60) days written notice upon the bankruptcy, insolvency, dissolution or winding up of ENZON (other than dissolution or winding up for the purposes of reconstruction or amalgamation); or by either party upon or after the breach of any material provision of this Agreement by the other party if such breach has not been cured within the sixty (60) day period following written notice of termination.

                 (c) Upon expiration or termination of this Agreement, all rights granted by ENZON to OXIS hereunder shall terminate and revert to ENZON. Without limiting any remedies otherwise available to the terminating party, termination of this Agreement pursuant to this Paragraph 6.0 will not relieve ENZON from any amounts owing to OXIS at the time of termination and will not terminate any rights or obligations arising and existing prior to termination of this Agreement.

7.0  Indemnification

     7.1 Indemnification. Each party agrees to indemnify, hold harmless and defend the other party, its officers, directors, employees and agents, from and against any and all claims, suits, losses, damages, costs, fees and expenses resulting from or arising out of the development, manufacture, storage, sale or other distribution or use of its products covered by the OXIS Patents, the exercise of rights granted hereunder, or the negligence or willful misconduct of each party in its performance of its obligations under this Agreement.

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8.0  Limitation of Liability

     8.1  Waiver of Consequential Damages.  IN NO EVENT WILL EITHER PARTY
BE LIABLE TO THE OTHER PARTY OR ITS AFFILIATES OR ITS SUBLICENSEES FOR ANY LOST PROFITS, LOST SAVINGS, OR OTHER INCIDENTAL, SPECIAL, OR CONSEQUENTIAL DAMAGES BASED ON ANY CLAIM BY THE OTHER PARTY, EXCEPT UNDER PARAGRAPH 7.0.

     8.2 Disclaimer of Warranties. EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT, NEITHER PARTY MAKES ANY REPRESENTATION OR WARRANTY OF ANY KIND, AND HEREBY EXPRESSLY DISCLAIMS ANY AND ALL WARRANTIES OF ANY KIND OR NATURE, WHETHER EXPRESS OR IMPLIED, RELATING TO THE OXIS PATENTS, INCLUDING ANY EXPRESS OR IMPLIED WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE, OR THAT THE PRACTICE OF THE OXIS PATENTS, OR THE MANUFACTURE, USE OR SALE OF A PRODUCT DISCOVERED OR IDENTIFIED THROUGH THE USE OF THE OXIS PATENTS, WILL NOT INFRINGE ANY PATENT, COPYRIGHT, TRADEMARK, OR OTHER RIGHTS OF THIRD PARTIES. WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, EACH PARTY EXPRESSLY DOES NOT WARRANT THE ACCURACY, SAFETY, OR USEFULNESS FOR ANY PURPOSE, OF THE TECHNOLOGY COVERED UNDER THE OXIS PATENTS. NOTHING CONTAINED IN THIS AGREEMENT SHALL BE CONSTRUED AS EITHER A WARRANTY OR REPRESENTATION BY EITHER PARTY AS TO THE VALIDITY OR SCOPE OF ANY OXIS PATENT. NEITHER PARTY ASSUMES ANY LIABILITY IN RESPECT OF ANY INFRINGEMENT OF ANY OXIS PATENT OR OTHER RIGHT OF THIRD PARTIES DUE TO THE ACTIVITIES OF EITHER PARTY UNDER THIS AGREEMENT.

9.0  Representations and Warranties

     9.1 Mutual Representations and Warranties. Each party hereby represents and warrants:

               (a) Corporate Power. Such party is duly organized and validly existing in good standing under the laws of the state of its incorporation and has all requisite corporate power and authority to enter into this Agreement and to carry out the provisions hereof.

               (b) Due Authorization. Such party is duly authorized to execute and deliver this Agreement and to perform its obligations hereunder.

               (c) Binding Agreement. This Agreement is a legal and valid obligation binding upon it and enforceable in accordance with its terms. The execution, delivery and performance of this Agreement by such party does not

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

     conflict with any agreement, instrument or understanding, oral or written, to which it is a party or by which it may be bound, not violate any law or regulation of any court, governmental body or administrative or other agency having jurisdiction over it.

     9.2 OXIS Patents. OXIS represents and warrants that the OXIS Patents listed in Exhibit A are all the patents OXIS owns or has rights to that, but for this Agreement, would be infringed by the making, using or selling of a polyalkylene glycol product or such product combined with a protein, drug or therapeutic entity. OXIS further represents and warrants that it will update Exhibit A to include any reissues, extensions, substitutions, confirmation, re-registrations, re-examinations, continuations, divisionals or continuations-in-part patent applications of the foregoing patents or any other new OXIS Patent covered by this warranty, which issue during the term of this Agreement after the Effective Date.

10.  General Provisions

     10.1 Relationship of the Parties. Neither party is, nor will be deemed to be, an agent or legal representative of the other party for any purpose. Neither party will be entitled to enter into any contracts, incur any debts or make any commitments in the name of or on behalf of the other party, and neither party will be entitled to pledge the credit of the other party in any way or hold itself out as having authority to do so.

     10.2 Compliance with Laws. Each party shall use its best efforts to comply with all applicable laws, rules and regulations pertaining to the development, testing, manufacture, marketing and import or export of the products covered by the OXIS Patents.

     10.3 Non-Assignment. As in licensee under the OXIS Patents, OXIS shall not assign this Agreement, in whole or in part, without the prior written consent of ENZON, except such consent shall not be required in connection with OXIS' sale of its entire business to which this Agreement pertains.

     10.4 Divisibility. If any provision of this Agreement is found to be prohibited by law and invalid, or for any other reason if any provision is held to be unenforceable, in whole or in part, such provision shall be ineffective to the extent of the prohibition or unenforceability without invalidating or having any other adverse effect upon any other provision of this Agreement.

     10.5 Entire Agreement. This Agreement, including the documents and the instruments referred to herein, constitutes the entire agreement between the parties relating to its subject matter and supersedes all prior to contemporaneous negotiations or agreements, whether oral or written, relating to the subject matter hereof. No extension, modification or amendment of this Agreement shall be binding upon a party unless such extension, modification or amendment is set forth in a written instrument, which is executed and delivered on behalf of such party.

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     10.6  Governing Law.  This Agreement shall be governed by and construed in accordance with the substantive law of the State of Delaware, without giving effect to any conflicts or choice of laws principles which otherwise might be applicable.

     10.7 Publicity. Neither party shall make any public statement using the name of the other party, or referring to this Agreement, or disclosing any of its terms, without the prior written approval of the other party.

     10.8 Survival. Paragraphs 2.1 and 2.3 shall survive the expiration or any termination of this Agreement, provided, with respect to Paragraph 2.1, the payments called for in Paragraph 3.1 are made to OXIS, and with respect to Paragraph 2.3, the payments called for have not been made to OXIS. Paragraphs
                                            ---
4.0, 5.1, 6.3, 7.1 and 10.7 shall also survive the expiration or any termination of this Agreement.

     In Witness Whereof, the parties hereto have duly executed this Agreement, including the Exhibits attached hereto and incorporated herein by reference, as of the date first written above.



ENZON, INC.                                  OXIS INTERNATIONAL, INC.



By: /s/ John A. Caruso                       By: /s/ Ray R. Rogers
   ----------------------------                 ---------------------------


Name:   John A. Caruso                       Name:  Ray R. Rogers
     --------------------------                   -------------------------

Title: V.P. Admin & General Counsel          Title: Chairman
      -----------------------------                ------------------------

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                                   EXHIBIT A
                                  OXIS PATENTS

 .  U.S. patent No. 5,468,478, entitled "Conjugates of Superoxide Dismutase
   Coupled to High Molecular Weight Polyalkylene Glycols, issued November 21, 1995.

 .  U.S. Patent No. 5,283,317, entitled "Intermediates for Conjugation of
   Polypeptides With High Molecular Weight Polyalkylene Glycols, issued February 1, 1994.

 .  U.S. patent No. 5,080,891, entitled "Conjugates of Superoxide Dismutase
   Coupled to High Molecular Weight Polyalkylene Glycols, issued January 14,
   1992.

 .  U.S. Patent No. 5,006,333, entitled "Conjugates of Superoxide Dismutase
   Coupled to High Molecular Weight Polyalkylene Glycols, issued April 9, 1991.

                                   EXHIBIT B


                                  ASSIGNMENT
                                  ----------



     WHEREAS, OXIS INTERNATIONAL, INC., a Delaware corporation ("OXIS") having a principal place of business at 6040 N. Cutter Circle, Suite 317, Portland, OR 97217-3935 is the owner of the following patents:

 .  U.S. Patent No. 5,468,478, entitled "Conjugates of Superoxide Dismutase
   Coupled to High Molecular Weight Polyalkylene Glycols, issued November 21, 1995;

 .  U.S. Patent No. 5,283,317, entitled "Intermediates for Conjugation of
   Polypeptides With High Molecular Weight Polyalkylene Glycols, issued February 1, 1994;

 .  U.S. Patent No. 5,080,891, entitled "Conjugates of Superoxide Dismutase
   Coupled to High Molecular Weight Polyalkylene Glycols, issued January 14,
   1992;

 .  U.S. Patent No. 5,006,333, entitled "Conjugates of Superoxide Dismutase
   Coupled to High Molecular Weight Polyalkylene Glycols, issued April 9, 1991.

          WHEREAS, Enzon, Inc., a corporation of the State of Delaware ("Company"), having a place of business at 20 Kingsbridge Road, Piscataway, New Jersey 08854, is desirous of acquiring the entire right, title and interest in and to said patents;

     NOW, THEREFORE, in consideration of one dollar ($1.00) and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, OXIS does hereby sell, transfer and assign to Company, its successors, assigns and legal representatives, the entire right, title and interest in and to said patents any and all improvements in said patents, and any and all legal equivalents thereof in a foreign country including all rights to claim priority, in all countries of the world, and in and to all applications for Letters Patents that may be made therefor, in all countries of the world, including all patents that may be granted thereon and all divisions, reissues, substitutions, continuations, reexaminations thereof and extensions thereof and all rights arising under the International Convention for the Protection of Industrial Property by filing any such applications for Letters Patents. OXIS hereby acknowledges that this assignment, being of the entire right, title and interest in and to said patents, carries with it the right in Company to apply for and obtain from competent authorities in all countries of the world any and all Letters Patent by attorneys and agents of Company's selection and the right to procure and maintain the grant of all such Letters Patent to Company in its own name as assignee of the entire right, title and interest therein.

     OXIS will, at Company's expense, perform all lawful acts which Company, its successors, assigns, nominees and legal representatives may deem advisable to carry out the true purposes and intent hereof will assist Company, its successors, assigns, nominees and legal representatives, in every lawful way to obtain, sustain and enforce such patents, in all countries of the world, as and when requested by Company, including specifically, but without limitation, execute all lawful papers which Company may deem advisable for carrying out the true purposes and intent hereof, including all lawful oaths and affidavits, one or more written confirmations of this agreement, all applications for Letters Patent in foreign countries and all divisional, continuation, reissue and substitute applications for Letters Patent for said patents.

     OXIS acknowledges and agrees that the obligations recited herein are binding on OXIS and its successors and assigns forever.

     IN WITNESS WHEREOF, OXIS by its authorized representative, hereby sign this document below.


OXIS INTERNATIONAL, INC.



By:     /s/ Ray R. Rogers
   ---------------------------------

Title:  Chairman
      ------------------------------

Date:   November 11, 1999
     -------------------------------

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